FIRST AMENDMENT TO
         SEABOARD CORPORATION EXECUTIVE RETIREMENT PLAN
             AS AMENDED AND RESTATED JANUARY 1, 1997


        THIS   AMENDMENT,   adopted   this   28th day   of
February, 2001, by Seaboard Corporation,

     WITNESSETH:

       WHEREAS, Seaboard Corporation adopted the Seaboard Corporation Executive Retirement Plan, a nonqualified pension benefit plan maintained for the benefit of a select group of management or highly compensated employees, which Plan was amended and restated effective January 1, 1997 (the "Plan"); and

     WHEREAS, Seaboard Corporation now desires to amend the Plan;

      NOW, THEREFORE, the plan is hereby amended to add the following sentence to Section 2.11 of the Plan effective December
1, 2000:

     Earnings shall also include an amount equal to the amount of the reduction in the Participant's salary and bonus for the Plan Year made pursuant to the election of the Participant under the Seaboard Corporation Investment Option Plan established by the Company and as from time to time amended (the "Option Plan");
     however, earnings shall not include any amount of taxable income recognized by the Participant as a result of the exercise of an option granted under the Option Plan.

      IN  WITNESS  WHEREOF, Seaboard Corporation has caused  this amendment to be executed by its duly authorized officer  and  its
seal    to    be    affixed   hereto   this    28th  day    of
February, 2001.

                              SEABOARD CORPORATION


                              By: /s/ Robert Steer

                              Title: Senior Vice President & CFO
Attest: /s/ David M. Becker

Title:  VP - General Counsel